HUBCO, INC.

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            Wednesday, April 21, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The               undersigned                hereby               appoints
___________________________________________________________ and each of them, as
Proxy, each with full power of substitution, to vote all of the stock of HUBCO, INC. standing in the undersigned's name at the Annual Meeting of Shareholders of HUBCO, INC., to be held at the Sheraton Crossroads, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey, on Wednesday April 21 1999 at 11:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 5 nominees for director listed in the Proxy Statement, FOR the amendment to increase authorized capital of HUBCO, Inc., FOR the amendment to change the name of HUBCO, Inc., and FOR the HUBCO, Inc. 1999 Stock Option Plan.

      Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

                               (see reverse side)

1.    ELECTION OF 5 DIRECTORS

      /   /       FOR the nominees listed below (except as marked to the
                  contrary below):

      /   /       FOR ALL nominees except:
                  (Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

      /   /       WITHHOLD AUTHORITY to vote for all nominees listed below

              W. Peter McBride, Bryant Malcolm, James E. Schierloh,
                     John H. Tatigian, and Noel DeCordova.

2. THE CAPITALIZATION AMENDMENT, increasing the number of authorized shares to 125,000,000

      /   /       FOR the Capitalization Amendment.

      /   /       AGAINST the Capitalization Amendment.

      /   /       WITHHOLD AUTHORITY to vote for the Capitalization Amendment.

3. THE NAME CHANGE AMENDMENT, changing the name of HUBCO, INC. to HUDSON UNITED BANCORP

      /   /       FOR the Name Change Amendment.

      /   /       AGAINST the Name Change Amendment.

      /   /       WITHHOLD AUTHORITY to vote for the Name Change Amendment.

4.    THE HUBCO, INC. 1999 STOCK OPTION PLAN

      /   /       FOR the HUBCO, Inc. 1999 Stock Option Plan.

      /   /       AGAINST the HUBCO, Inc. 1999 Stock Option Plan.

      /   /       WITHHOLD AUTHORITY to vote for the HUBCO, Inc. 1999 Stock
                  Option Plan.

5. In their discretion, upon such other matters as may properly come before the meeting.

                          Dated: ________________, 1999

                                            ---------------------------
                                            Signature

                                            ---------------------------
                                            Signature

                 (Please sign exactly as your name appears. When
                signing as an executor, administrator, guardian,
                 trustee or attorney, please give your title as
                such. If signer is a corporation, please sign the
               full corporate name and then an authorized officer
                should sign his name and print his name and title
                 below his signature. If the shares are held in
                   joint name, all joint owners should sign.)
                              PLEASE DATE, SIGN AND
                                 RETURN PROMPTLY